Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Prospectus and in the Statement of Additional Information and to the use of our report dated February 18, 2005 with respect to the consolidated financial statements of IDS Life Insurance Company and to the use of our report dated March 31, 2005 with respect to the financial statements of IDS Life Variable Account 10 included in Post-Effective Amendment No. 37 to the Registration Statement (Form N-4, No. 333-79311) for the registration of the RiverSource(SM) Retirement Advisor Advantage Plus Variable Annuity/RiverSource(SM) Retirement Advisor Select Plus Variable Annuity offered by IDS Life Insurance Company.


                                                           /s/ Ernst & Young LLP
                                                           ---------------------
                                                               Ernst & Young LLP
Minneapolis, Minnesota
October 11, 2005